EXHIBIT 99.1
GoPro Announces First Quarter 2021 Results
Revenue of $204 Million up 71% Year-over-Year
GoPro.com Revenue Increased 224% Year-over-Year to $82 Million, Capturing 40% of Revenue
Launched Quik App Subscription for Smartphone Users
GoPro Subscription Surpassed One Million Subscribers in April
SAN MATEO, Calif., May 6, 2021 - GoPro, Inc. (NASDAQ: GPRO) today announced financial results for its first quarter ended March 31, 2021 and posted management commentary on its investor relations website at https://investor.gopro.com.

“This is the new GoPro. We’ve evolved from a hardware unit-sales-centric business to a successful direct-to-consumer subscription-centric business with a significant opportunity to grow margin and profitability with continued subscriber growth,” said Nicholas Woodman, GoPro’s founder and CEO. “The value-creation implications of this shift are meaningful.”

“GoPro fired on all cylinders during the first quarter of 2021. Strong revenue growth globally, a continued shift to higher-end cameras, and subscription growth drove record ASP’s that resulted in expanded gross margins and operating results in the quarter,” said Brian McGee, GoPro’s CFO and COO.

GoPro Q1 2021 Financial Results
•Revenue for Q1 2021 was $204 million, compared to $119 million in Q1 2020, up 71% year-over-year.
•GAAP and non-GAAP gross margin for Q1 2021 was 38.6% and 39.2%, respectively, up 640 and 500 basis points, respectively, year-over-year.
•Q1 2021 GAAP net loss was $10 million, or $0.07 per share, compared to a net loss of $64 million or $0.43 per share in Q1 2020. Non-GAAP net income was $5 million, or $0.03 per share in Q1 2021, compared to a net loss of $50 million, or $0.34 per share in Q1 2020.
•Q1 2021 GAAP and non-GAAP operating expenses decreased 13% and 17% year-over-year to $82 million and $73 million, respectively.
•Adjusted EBITDA for Q1 2021 was positive $11 million, compared to negative $41 million in the same period a year ago.
Recent GoPro Highlights
•In April 2021, GoPro subscribers surpassed one million.
•GoPro.com generated $82 million in revenue in Q1 2021, or 40% of total revenue and up 224% year-over-year.
•Camera unit sell-through was approximately 700,000 units in Q1 2021.
•Cameras with retail prices above $300 represented 95% of Q1 2021 camera revenue.
•Q1 2021 Street ASP increased 4% year-over-year to $366, our highest ever.
•In March, GoPro launched its new Quik App and made it available to smartphone users via a $9.99 annual subscription.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2021	2020	% Change
Revenue	$203,680	$119,400	70.6%
Gross margin
GAAP	38.6%	32.2%	640 bps
Non-GAAP	39.2%	34.2%	500 bps
Operating income (loss)
GAAP	$(3,512)	$(56,114)	93.7%
Non-GAAP	$6,913	$(46,654)	114.8%
Net income (loss)
GAAP	$(10,168)	$(63,528)	84.0%
Non-GAAP	$4,835	$(49,613)	109.7%
Diluted net income (loss) per share
GAAP	$(0.07)	$(0.43)	83.7%
Non-GAAP	$0.03	$(0.34)	108.8%
Adjusted EBITDA	$10,720	$(41,356)	125.9%

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please dial toll free (800) 367-2403 or (334) 777-6978, access code 2771163, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, approximately two hours after the call and for 90 days thereafter.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
For more information, visit www.gopro.com. Members of the press can access official brand and product images, logos and reviewer guides by visiting GoPro’s press portal. GoPro users can submit their photos, raw video clips and edits to GoPro Awards for a chance to be featured on GoPro’s social channels and receive gear and cash awards. Learn more at www.gopro.com/awards. Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, and GoPro’s blog The Inside Line.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, Twitter, YouTube, GoPro’s investor relations website and blog, The Inside Line.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, non-cash interest expense, gain on sale and license of intellectual property and the tax impact of these items. When planning, forecasting and analyzing gross margin, operating expenses, other income (expense), tax expense, net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy.
Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this presentation may include but are not limited to planned growth and expansion of our total addressable market through new products and subscription services; increased profitability in 2021 and beyond; overall consumer demand, and the impact of the COVID-19 pandemic on our business. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are our ability to achieve revenue growth or profitability in the future, and if revenue growth or profitability is achieved, we may not be able to sustain it; our ability to effectively manage our shift of sales strategy to focus on our direct-to-consumer channel; the risk that we are not able to increase the number of and retain our existing paying subscribers; the risk that our reduction in operating expenses may impact our ability to meet our business objectives and achieve our revenue targets, and may not result in the expected improvement in our profitability; our ability to continue to focus on expense management; the fact that our plan to profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk that growing our direct-to-consumer business while reducing our reliance on our other sales channels could impact profitability; the impact of the COVID-19 pandemic and its effect on the United States and global economies and our business in particular; any inability to successfully manage frequent product introductions (including roadmap for new hardware, software and subscription products) and transitions, including managing our sales channel and inventory, and accurately forecasting future sales; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced due to retail closures related to COVID-19; our transition away from some distributors and retailers; our reliance on third party suppliers, some of which are sole source suppliers, to provide components for our products which may be impacted due to supply chain constraints; our reliance on third party logistics partners to deliver without interruption; our dependence on sales of our cameras, mounts and accessories, and subscription services for substantially all of our revenue (and the effects of changes in the sales mix or decrease in demand for these products); the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, as well as fluctuations in currency exchange rates, may adversely affect consumer discretionary spending; any changes to trade agreements, trade policies, tariffs, and import/export regulations; the effects of the highly competitive market in which we operate, including new market entrants; the fact that we may not be able to achieve revenue growth or profitability in the future; risks related to inventory, purchase commitments and long-lived assets; difficulty in accurately predicting our future customer demand; the importance of maintaining the value and reputation of our brand; the risk that the e-commerce technology systems that give consumers the ability to shop online do not function effectively; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the Securities and Exchange Commission (SEC), and as updated in future filings with the SEC including the Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2021	2020
Revenue	$203,680	$119,400
Cost of revenue	124,984	80,973
Gross profit	78,696	38,427

Operating expenses:
Research and development	32,430	32,281
Sales and marketing	35,790	43,502
General and administrative	13,988	18,758
Total operating expenses	82,208	94,541
Operating loss	(3,512)	(56,114)
Other income (expense):
Interest expense	(5,880)	(4,843)
Other income (expense), net	443	(172)
Total other expense, net	(5,437)	(5,015)
Loss before income taxes	(8,949)	(61,129)
Income tax expense	1,219	2,399
Net loss	$(10,168)	$(63,528)

Basic and diluted net loss per share	$(0.07)	$(0.43)

Weighted-average number of shares outstanding, basic and diluted	152,181	147,560

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$296,754	$325,654
Restricted cash	—	2,000
Accounts receivable, net	68,625	107,244
Inventory	111,833	97,914
Prepaid expenses and other current assets	28,861	23,872
Total current assets	506,073	556,684
Property and equipment, net	21,703	23,711
Operating lease right-of-use assets	30,640	31,560
Intangible assets, net and goodwill	146,950	147,673
Other long-term assets	11,519	11,771
Total assets	$716,885	$771,399

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$77,283	$111,399
Accrued expenses and other current liabilities	93,184	113,776
Short-term operating lease liabilities	8,999	9,369
Deferred revenue	32,044	28,149
Total current liabilities	211,510	262,693
Long-term debt	221,931	218,172
Long-term operating lease liabilities	50,091	51,986
Other long-term liabilities	21,882	22,530
Total liabilities	505,414	555,381

Stockholders’ equity:
Common stock and additional paid-in capital	985,768	980,147
Treasury stock, at cost	(113,613)	(113,613)
Accumulated deficit	(660,684)	(650,516)
Total stockholders’ equity	211,471	216,018
Total liabilities and stockholders’ equity	$716,885	$771,399

GoPro, Inc.
Preliminary Condensed Consolidated Statement of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2021	2020
Operating activities:
Net loss	$(10,168)	$(63,528)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,534	5,983
Non-cash operating lease cost	920	2,035
Stock-based compensation	8,869	7,637
Deferred income taxes	(2)	6
Non-cash restructuring charges	(99)	—
Non-cash interest expense	3,433	2,373
Other	112	672
Net changes in operating assets and liabilities	(32,091)	(23,462)
Net cash used in operating activities	(25,492)	(68,284)

Investing activities:
Purchases of property and equipment, net	(1,068)	(795)
Maturities of marketable securities	—	7,330
Asset acquisition	—	(438)
Net cash provided by (used in) investing activities	(1,068)	6,097

Financing activities:
Proceeds from issuance of common stock	2,998	1,887
Taxes paid related to net share settlement of equity awards	(6,246)	(2,003)
Proceeds from borrowings	—	30,000
Net cash provided by (used in) financing activities	(3,248)	29,884
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(1,092)	(563)
Net change in cash, cash equivalents and restricted cash	(30,900)	(32,866)
Cash, cash equivalents and restricted cash at beginning of period	327,654	150,301
Cash, cash equivalents and restricted cash at end of period	$296,754	$117,435

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), other income (expense), tax expense, net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense, non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use these non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude the impairment of intangible assets because it is a non-cash charge that varies in amount and frequency;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, facilities consolidation charges recorded in connection with restructuring actions announced in the fourth quarter of 2016, first quarter of 2017, first quarter of 2018 and second quarter of 2020, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under Accounting Standards Codification 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) exclude the loss on extinguishment of debt because it is not reflective of ongoing operating results in the period, and such losses vary in the frequency and amount;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) excludes non-cash interest expense. In connection with the issuance of the Convertible Senior Notes in April 2017 and November 2020, we are required to recognize non-cash interest expense in accordance with the authoritative accounting guidance for convertible debt that may be settled in cash;
•non-GAAP net income (loss) excludes a gain on the sale and license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and such gains vary in the frequency and amount;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2021	2020
GAAP net loss	$(10,168)	$(63,528)
Stock-based compensation:
Cost of revenue	429	503
Research and development	4,136	3,022
Sales and marketing	1,865	1,717
General and administrative	2,439	2,395
Total stock-based compensation	8,869	7,637

Acquisition-related costs:
Cost of revenue	723	1,887
Total acquisition-related costs	723	1,887

Restructuring and other costs:
Cost of revenue	50	(4)
Research and development	441	(24)
Sales and marketing	199	(19)
General and administrative	143	(17)
Total restructuring and other costs	833	(64)

Non-cash interest expense	3,433	2,373
Income tax adjustments	1,145	2,082
Non-GAAP net income (loss)	$4,835	$(49,613)

GAAP shares for diluted net loss per share	152,181	147,560
Add: dilutive shares	7,671	—
Non-GAAP shares for diluted net income (loss) per share	159,852	147,560

GAAP diluted net loss per share	$(0.07)	$(0.43)
Non-GAAP diluted net income (loss) per share	$0.03	$(0.34)

	Three months ended March 31,
(dollars in thousands)	2021	2020
GAAP gross profit as a % of revenue	38.6%	32.2%
Stock-based compensation	0.2	0.4
Acquisition-related costs	0.4	1.6
Non-GAAP gross profit as a % of revenue	39.2%	34.2%

GAAP operating expenses	$82,208	$94,541
Stock-based compensation	(8,440)	(7,134)
Restructuring and other costs	(783)	60
Non-GAAP operating expenses	$72,985	$87,467

GAAP operating loss	$(3,512)	$(56,114)
Stock-based compensation	8,869	7,637
Acquisition-related costs	723	1,887
Restructuring and other costs	833	(64)
Non-GAAP operating income (loss)	$6,913	$(46,654)

	Three months ended March 31,
(in thousands)	2021	2020
GAAP net loss	$(10,168)	$(63,528)
Income tax expense	1,219	2,399
Interest expense, net	5,796	4,681
Depreciation and amortization	3,534	5,982
POP display amortization	637	1,537
Stock-based compensation	8,869	7,637
Restructuring and other costs	833	(64)
Adjusted EBITDA	$10,720	$(41,356)

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